Exhibit 99.9

Carbon Zero Technologies International Inc.

Room 610, Block A, Bairuida Building

Banxuegang Avenue, Wanke City Community

Bantian Street, Longgang District

Shenzhen, China, 518100

January 10, 2025

Via Edgar

U.S. Securities and Exchange Commission

Division of Corporation Finance

Office of Energy & Transportation

100 F Street, N.E.

Washington, DC 20549

Attn:	Jenifer Gallagher
John Cannarella
Claudia Rios
Karina Dorin

Re:	Carbon Zero Technologies International Inc.
Amendment No. 6 to Registration Statement on Form F-1
Filed December 19, 2024
File No. 333-280115

Dear Sir and Madam:

The undersigned, Carbon Zero Technologies International Inc., a foreign private issuer organized under the laws of the Cayman Islands (the “Company”), is submitting this letter to the Securities and Exchange Commission (the “Commission”) in connection with the Company’s registration statement on Form F-1, initially submitted on June 11, 2024 (the “Registration Statement”) relating to a proposed initial public offering and listing of American Depositary Shares representing the Company’s Class A ordinary shares in the United States.

The Company has included in the Registration Statement its audited consolidated financial statements, prepared in accordance with accounting principles generally accepted in the United States, as of December 31, 2023 and 2022, and for each of the two fiscal years ended December 31, 2023 and 2022, and unaudited interim consolidated financial statements as of June 30, 2024, and for each of the six-month periods ended June 30, 2024 and 2023.

The Company respectfully requests that the Commission waive the requirement of Item 8.A.4 of Form 20-F, which states that in the case of a company’s initial public offering, the registration statement on Form F-1 must contain audited financial statements as of a date not older than 12 months at the time the document is filed and upon effectiveness of the registration statement (the “12-Month Requirement”). See also Division of Corporation Finance, Financial Reporting Manual, Section 6220.3.

The Company is submitting this waiver request pursuant to Instruction 2 to Item 8.A.4 of Form 20-F, which provides that the Commission will waive the 12-Month Requirement “in cases where the company is able to represent adequately to us that it is not required to comply with this requirement in any other jurisdiction outside the United States and that complying with this requirement is impracticable or involves undue hardship.” See also the 2004 release entitled International Reporting and Disclosure Issues in the Division of Corporation Finance (available on the Commission’s website at http://www.sec.gov/divisions/corpfin/internatl/cfirdissues1104.htm) by the staff of the Division of Corporation Finance of the Commission at Section III.B.c, in which the staff notes that:

“the instruction indicates that the staff will waive the 12-month requirement where it is not applicable in the registrant’s other filing jurisdictions and is impracticable or involves undue hardship. As a result, we expect that the vast majority of IPOs will be subject only to the 15-month rule. The only times that we anticipate audited financial statements will be filed under the 12-month rule are when the registrant must comply with the rule in another jurisdiction, or when those audited financial statements are otherwise readily available.”

In connection with this waiver request, the Company represents to the Commission that:

1.	The Company is not currently a public reporting company in any jurisdiction.

2.	The Company is not required by any jurisdiction outside the United States to prepare consolidated financial statements audited under any generally accepted auditing standards for any interim period.

3.	Full compliance with Item 8.A.4 of Form 20-F at present is impracticable and involves undue hardship for the Company.

4.	The Company does not anticipate that its audited financial statements for the fiscal year ended December 31, 2024 will be available until April 2025.

5.	In no event will the Company seek effectiveness of the Registration Statement if its audited financial statements are older than 15 months at the time of the Company’s initial public offering.

The Company will file this letter as an exhibit to the Registration Statement pursuant to Instruction 2 to Item 8.A.4 of Form 20-F.

Carbon Zero Technologies International Inc.

By:	/s/ Baitong Tang
Name:	Baitong Tang
Title:	Chief Executive Officer and Chairman of the Board of Directors